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                          SECURITIES PURCHASE AGREEMENT

                                     between

                                  CONSECO, INC.

                                       AND

                                  THOMAS H. LEE

                              EQUITY FUND IV, L.P.







                              --------------------

                                November 29, 1999

                              --------------------


















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

                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT made and entered into as of the 29th day of November, 1999, among CONSECO, INC., an Indiana corporation (the "Company"), and THOMAS H. LEE EQUITY FUND, IV, L.P., a Delaware limited partnership ("Investor", and collectively with any Affiliate of Investor who shall agree to purchase Securities pursuant to this Agreement in accordance with the terms hereof, the "Purchasers").

                                   WITNESSETH

         WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company's Series F Common-Linked Convertible Preferred Stock, no par value per share (the "Securities"), each such share to be convertible in accordance with the Designations, Rights and Preferences of Series F Common-Linked Convertible Preferred Stock in the form of Exhibit A-1 set forth in the Company's Amended Articles of Incorporation into shares of the Company's common stock, no par value per share ("Common Stock"); and

         WHEREAS, the Company and the Purchasers are entering into this Agreement to provide for said purchase and sale of Securities and to establish various rights and obligations in connection therewith, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                   AUTHORIZATION OF ISSUANCE OF THE SECURITIES

         Section 1.01 Authorization of Securities. Prior to the Closing, the Company shall have duly authorized and taken all such corporate and other action which is necessary in accordance with the terms of this Agreement to effect the valid issuance, sale and delivery to the Purchasers of the Securities to be purchased by each Purchaser hereunder and the shares of Common Stock issuable upon the conversion thereof.

         Section 1.02 Registration of Securities. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement for the registration of up to $3,700,000,000 of debt securities, preferred stock, common stock, stock purchase contracts, stock purchase units and warrants to purchase the foregoing, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time by the Company in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The Company will file such amendments and post-effective amendments thereto as may be required to register thereon the Securities and the shares of Common Stock issuable upon conversion of the Securities (together with any such shares issuable upon conversion of the PIK Dividends, the "Conversion Securities") prior to the Closing Date. Such registration statement, as so amended, is referred to herein as the "Registration Statement." The final prospectus, in the form in which it is filed with the Commission under Rule 424 or (if no such filing is required) first furnished to the Purchasers by the Company for use in connection with the offering of the Securities, and all applicable amendments or supplements thereto, are collectively referred to herein as the "Prospectus." A "Preliminary Prospectus" shall mean any preliminary prospectus included in the Registration Statement prior to the time the Registration Statement was declared effective.

         All references to the "Registration Statement," the "Prospectus" or any "Preliminary Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), which were filed with the Commission under the 1934 Act on or before the date that the Registration Statement was declared effective or the issue date of the Prospectus or Preliminary Prospectus, as the case may be, and all references in this Agreemen to financial statements and schedules and other information which is "contained," "included," "stated" or "described" in the Registration Statement, the Prospectus, or any Preliminary Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Prospectus, or any Preliminary Prospectus, as the case may be. Any reference herein to the terms "amend," amendment," or "supplement" shall be deemed to refer to and include the filing of any document under the 1934 Act after the date on which the Registration Statement was declared effective or the issue date of the Prospectus, as the case may be, that is deemed incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                                  ARTICLE II

                   PURCHASE AND SALE OF SECURITIES; CLOSING

         Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions hereinafter set forth, on the Closing Date, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company, the Securities set forth opposite the name of such Purchaser on
Schedule I hereto, for the purchase price of $192.50 per share. Payment for the Securities shall be made by wire transfer of immediately available funds to the account of the Company designated by notice to the Purchasers (or in such other manner as may be agreed by the Purchasers and the Company), and shall be wired against the issuance and delivery by the Company on the Closing Date to the respective Purchasers of certificates in definitive and fully registered form representing the aggregate number of Securities being purchased by each Purchaser.

         Section 2.02. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the headquarters of the Company, at 10:00 a.m., Eastern time, on December 15, 1999 (or, if the waiting period under the HSR Act has not then expired, the second business day after the Company and the Purchasers have been informed that such period has expired), or at such other later date or such other place as the parties shall mutually agree. The date of the Closing is referred to in this Agreement as the "Closing Date."

         Section 2.03 Deliveries. At or prior to the Closing, the parties shall deliver all documents, instruments, certificates and writings required to be executed and delivered by them at or prior to the Closing pursuant to this Agreement.

         Section 2.04 Use of Proceeds. The proceeds from the purchase and sale of the Securities hereunder will be used for general corporate purposes.

         Section 2.05 Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in Article X.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Purchaser as follows:

         Section 3.01  Organization and Good Standing.

         (i) The Company has been duly incorporated, is validly existing as a corporation and its status is active under the laws of the State of Indiana, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         (ii) Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Significant Subsidiary") of the Company is set forth on Schedule 3.01 hereto and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of eac Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         Section 3.02  Capitalization.

         (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Commission under the 1934 Act (the "Latest Quarterly Report") or as otherwise set forth in the Prospectus; since the date indicated in the Latest Quarterly Report there has been no change in the consolidated capitalization of the Company and its Significant Subsidiaries (other than changes in outstanding Commo Stock resulting from (a) incentive compensation plan, employee or agent benefit plan or dividend reinvestment and stock purchase plan transactions, including, without limitation, the purchase of shares of Common Stock or cancellation of options in connection therewith, (b) the exercise of conversion or exchange rights with respect to securities outstanding as of the date of the Prospectus, or (c) shares of Common Stock issuable in connection with the forward contract with UBS AG dated June 29, 1999). As of November 19, 1999, there were outstanding 327,160,129 shares of Common Stock (exclusive of shares held by subsidiaries). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company; each of the Securities, when issued and delivered in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon the conversion of the Securities, when issued and delivered in accordance with the Amended Articles of Incorporation, will be duly authorized, validly issued and fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; and the issuance of the Securities will not be subject to preemptive or other similar rights.

         (ii) There are no holders of securities of the Company with currently exercisable registration rights to have any securities included in the offering contemplated by this Agreement.

         Section 3.03 Due Authorization; Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions").

         Section 3.04  Absence of Breach; No Conflict.

         (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws. None of the Company or any of its Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, note, lease, loan or credit agreement, reinsurance agreement or treaty or any other agreement or instrument (the "Agreements and Instruments") to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect or materially and adversely affect the Company's performance of its obligations under this Agreement.

         (ii) The offer of the Securities as contemplated herein and in the Prospectus, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities, the issuance of the Conversion Securities pursuant to the Amended Articles of Incorporation, and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect or materially and adversely affect the Company's performance of its obligations under this Agreement), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries, or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect or materially and adversely affect the Company's performance of its obligations under this Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Significant Subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

         Section 3.05  Securities Law Compliance.

         (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Company has prepared and filed the Registration Statement with the Commission, and the Registration Statement has become effective under the 1933 Act; as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued under the 1933 Act and no proceedings for that purpose will have been instituted or will be pending or, to the knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information will have been complied with; as of the Closing Date, the Registration Statement and any amendments thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus and

Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied or will comply when so filed in all material respects with the 1933 Act; each Preliminary Prospectus and the Prospectus delivered to the Purchaser for use in connection with the offering of the Securities are or will be identical to any electronically transmitted copies thereof filed with the Commission pursuan to EDGAR, except to the extent permitted by Regulation S-T; and neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Purchaser expressly for use in the Registration Statement or the Prospectus.

         (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement (insofar as it relates to the Securities) or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser expressly for use in the Registration Statement or the Prospectus.

         (iii) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is required in connection with the issuance and sale of the Securities hereunder, the issuance of the Conversion Securities pursuant to the Amended Articles of Incorporation, or the consummation by the Company of any other transactions contemplated hereby, except (a) such as have been obtained and made under the federal securities laws or state insurance laws, (b) such as may be required under the HSR Act, state or foreign securities or Blue Sky laws, (c) the filing of the Amended Articles of Incorporation, and (d) filings which may be required with various state insurance departments or similar governmental authorities if, by virtue of the issuance of PIK Dividends, the Purchasers and their Affiliates become owners of stock of the Company in excess of amounts specified by such states, generally ten percent (10%) of the shares of Common Stock outstanding or deemed to be outstanding upon conversion of the Securities.

         (iv) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

         Section 3.06  Financial Statements.

         (i) PricewaterhouseCoopers LLP and KPMG LLP, which certified the financial statements and supporting schedules of the Company and Conseco Finance Corp. (formerly Green Tree Financial Corporation) respectively, included or incorporated by reference in the Registration Statement and the Prospectus, each are (or in the case of KPMG LLP was during the period during which it served as the auditor for Conseco Finance Corp.) independent public accountants as required by the 1933 Act and the 1933 Ac Regulations with respect to the Company and Conseco Finance Corp., respectively.

         (ii) The financial statements of the Company and of Conseco Finance Corp. included or incorporated by reference in the Registration Statement and the Prospectus, including, without limitation, the financial statements included in the Latest Quarterly Report, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified. Except as otherwise state therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. Any selected financial data and summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. Any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (iii) The statutory financial statements of each of the Company's licensed insurance subsidiaries (each an "Insurance Company Subsidiary", and collectively the "Insurance Company Subsidiaries"), from which certain ratios and other statistical data contained in the Registration Statement from time to time have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each Insurance Company Subsidiary, the appropriate insurance department of the state of domicile of such Insurance Company Subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

         Section 3.07  Licenses and Authorizations.

         The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, insurance licenses from the insurance departments of the various states where the subsidiaries write insurance business and licenses from the appropriate departments of the various states where the subsidiaries extend credit or otherwise engage in finance activities (collectively, the "Licenses")) that are material to the Company and its subsidiaries taken as a whole and are necessary to conduct the business now conducted by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

         Section 3.08 Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign (including, without limitation, any proceeding to revoke or deny renewal of any Insurance Licenses), now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Significant Subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which is likely to result in a Material Adverse Effect or to materially and adversely affect the Company's performance of its obligations under this Agreement. The aggregation of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, is not likely to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, or to be incorporated by reference therein, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, which have not been so filed or incorporated by reference.

         Section 3.09 Compliance with Law.

         (i) The Company and each of its subsidiaries have been and are in compliance with all applicable regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets and its conduct of business (including, without limitation, (a) the rules, regulations and requirements of any applicable regulatory agency and (b) any applicable local, state or federal law or ordinance, and any regulations or orders issued thereunder), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (ii) The Company and each of its subsidiaries, have timely filed, or will have timely filed by the Closing Date, all reports required to be filed by any regulatory agency or by any federal, state or municipal law, regulation or ordinance, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (iii) Each Insurance Company Subsidiary owns assets that qualify as admitted assets under applicable insurance laws in an amount at least equal to its minimum statutory capital and surplus (after taking into account reserves and liabilities), as required under applicable insurance laws. No state insurance department currently prohibits, or is, to the knowledge of the Company, threatening to prohibit, any Insurance Company Subsidiary from paying scheduled interest or principal on surplus notes or paying ordinary dividends, except where the failure or inability to make such payments would not reasonably be expected to have a Material Adverse Effect.

         Section 3.10  Investment Company; Regulation M.

          (i) Neither the Company nor any of its Significant Subsidiaries is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (ii) None of the Company, its Significant Subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock, in each case in violation of applicable law.

         Section 3.11 Absence of Certain Events; No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (a) there has been no Material Adverse Effect, (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered a one enterprise, or (c) except for regular dividends on the Common Stock or on the preferred stock of the Company in amounts per share that are consistent with past practice (which includes periodic dividend increases) or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         Section 3.12 Company Certificates. Any certificate signed by any officer of the Company and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally as to itself (but not jointly) represents and warrants and covenants to the Company as follows:

         Section 4.01 Organization and Standing. Such Purchaser, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

         Section 4.02 Due Authorization; Execution and Delivery. Such Purchaser has the requisite right, power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby, and that the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on its behalf, and this Agreement constitutes the valid and legally binding obligation of it, enforceable against it in accordance with the terms hereof, except to the extent that such enforcement is limited by Bankruptcy Exceptions.

         Section 4.03 Absence of Breach; No Conflict. The purchase of the Securities as contemplated herein by such Purchaser, the execution, delivery and performance of this Agreement by such Purchaser, and the consummation of the transactions contemplated herein by such Purchaser, and compliance by such Purchaser with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Purchaser pursuant to contracts, indentures, mortgages, notes, leases, loans or credit agreements to which such Purchaser is a party (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not materially and adversely affect such Purchaser's performance of its obligations under this Agreement), nor will such actio result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Purchaser or any of its assets, properties or operations (except for such violations that would not materially and adversely affect such Purchaser's performance of its obligations under this Agreement), nor will such action result in any violation of the provisions of the charter or by-laws, limited partnership agreement or other organizational document of such Purchaser, if it is an entity.

         Section 4.04 No Consents. No consent, authorization or approval of, or filing with, any person or any federal, state or local government department, commission, board, agency or instrumentality is required to be made or obtained by such Purchaser in connection with its execution and performance of this Agreement except as may be required under the HSR Act, and except for such consents, authorizations, approvals and filings the absence of which would not prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement.

         Section 4.05 Investment Company. Such Purchaser is not (and immediately after consummation of the transactions contemplated by this Agreement will not
be) an investment company, a company controlled by an investment company, or otherwise subject to any provisions of the Investment Company Act of 1940, as amended, and/or the rules and regulations of the Commission promulgated thereunder.

         Section 4.06 Receipt of Prospectus. Such Purchaser has received a copy of the Prospectus (including the prospectus supplement and accompanying base prospectus contained therein) relating to the Securities, and if such Prospectus was delivered by electronic mail, such Purchaser was able to access, download and print the same.



                                    ARTICLE V

                                    COVENANTS

         Section 5.01 Covenants of the Company.

         (i) The Company shall use its best efforts to keep the Registration Statement effective through the Closing Date and shall make any required filing of the Prospectus pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b).

         (ii) The Company shall provide prompt notice, confirmed in writing, to the Purchasers of (a) the discovery of any information or the happening of any event known to the Company prior to the Closing Date which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, (b) the Company's determination, for any reason, that it is necessary to amend or supplement the Prospectus, or (c) the Company's election, for any business reason that the Company reasonably deems sufficient, to delay filing an amendment or amendment to the Registration Statement or Prospectus.

         (iii) The Company shall pay all costs, expenses, fees and taxes in connection with (a) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Purchasers (including costs of mailing and shipment), (b) the registration, issue, sale and delivery of the Securities and Conversion Securities and PIK Dividends to the Purchasers, (c) the producing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Purchasers (including costs of mailing and shipment), (d) the qualification of the Securities for offering and sale under state securities laws, (e) the listing of the Conversion Securities on the NYSE, and (f) the performance of the Company's other obligations hereunder.

         (iv) If the original Purchasers and their Affiliates (a) no longer have the right under the Company's Amended Articles of Incorporation, as holders of Securities, to designate a member of the Board of Directors of the Company, and
(b) continue to own at least fifty percent (50%) of the original number of Securities (or the Conversion Securities, taken together on an as-converted basis), then the Company shall use all reasonable commercial efforts to cause to be nominated and elected to the Board of Directors of the Company one designee of the Purchasers who shall be a Qualified Designee. Such reasonable commercial efforts shall include, without limitation, inclusion of the Purchasers' designee in any proxy statement or comparable material distributed in connection with any meeting of the shareholders of the Company at which directors are to be elected, accompanied by a recommendation that the shareholders vote in favor of such designee. For the purposes of this Section 5.01(iv), a Purchaser or Affiliate shall not be deemed to own any security if, by virtue of having created a hedge, entered into a derivative transaction or entered into another financial transaction with respect to securities of the Company (whether or not the particular securities which are the subject of such transaction are owned by such Purchaser or its Affiliate) (collectively, a "Hedge Transaction"), such Purchaser or Affiliate shall no longer have all material benefits and risks of ownership of such security.

         (v) The Company agrees that until the first to occur of (a) expiration of the Standstill Period (as herein defined) or (b) the first date on which the Purchasers no longer have the right to designate a member of the Board of Directors of the Company (whether pursuant to the Company's Amended Articles of Incorporation or this Agreement), the Company shall take no action to expand the number of members of the Board of Directors of the Company beyond 14.

         Section 5.02.     Covenants of the Purchasers.

         (i) For a period of eighteen (18) months after the Closing Date, no Purchaser shall (a) transfer or offer or agree to transfer any of the Securities or (b) enter into a Hedge Transaction.

         (ii) During the Standstill Period, no Purchaser shall transfer any of the Securities or Conversion Securities to any Person or 13D Group (as defined in Article VI hereof) which (a) prior to such transfer has filed a Schedule 13D under Section 13(d) of the 1934 Act with respect to the Common Stock, or (b) to the knowledge of such Purchaser, based on inquiry of such Person or 13D Group, is required or intends to file such a Schedule 13D after consummation of the transfer of such Securities or Conversion Securities from such Purchaser, or (c) to the knowledge of such Purchaser, based on inquiry of such Person or 13D Group, would be the beneficial owner, as such term is used in Rule 13d-3 of the 1934 Act Regulations, of more than 10% of the Common Stock after consummation of the transfer of such Securities or Conversion Securities from such Purchaser.

         (iii) So long as the restrictions on transfer set forth in subparagraphs (i) and (ii) of this Section 5.02 shall remain in effect, no Purchaser shall transfer any Securities without giving the Company written notice of such transfer at least five Business Days before the date of such proposed transfer.

         (iv) The Purchasers agree that any certificate evidencing Securities shall bear the following legend:

         "The Shares of Series F Common-Linked Convertible Preferred Stock evidenced by this stock certificate are subject to certain restrictions on transfer pursuant to the terms of a certain Securities Purchase Agreement dated as of November 29, 1999, a copy of which is available from the Secretary of the issuer."

         Such legend shall be removed at such time as the Securities are transferred to a Person who is no longer bound by this Section 5.02.

         Notwithstanding the foregoing, Purchasers may transfer Securities to any of their Affiliates at any time and from time to time, in each case subject to Section 10.05.

         Each Purchaser agrees that, if such Purchaser transfers any Security or Conversion Security, or any other transaction occurs (including, without limitation, a Hedge Transaction) that results in such Purchaser not being deemed to be the owner of such Security or Conversion Security for purposes of Section 5.01(iv) hereof or Section 4(a) of the Designation, it shall give notice thereof to the Company not later than five Business Days after the happening of such transfer, transaction or event.

         Section 5.03 Covenants of the Company and the Purchasers.

         (i) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including but not limited to cooperation in the preparation and filing of any required filings unde the HSR Act and any amendments to any thereof.

         (ii) Each party each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Purchasers or the Company, as the case may be, or any of their subsidiaries, from any governmental authority with respect to the transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust law.

         (iii) Each party shall timely and promptly make all filings which are required under the HSR Act. Each party will furnish to the other such necessary information and reasonable assistance as it may request in connection with its preparation of such filings. Each party will supply the other with copies of all correspondence, filings or communications between such party or its representatives and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.



                                   ARTICLE VI

                            PROXY MATTERS; STANDSTILL

         Section 6.01      Proxy Matters; Standstill.

         (i) Each of the Purchasers hereby agrees that during the Standstill Period (hereinafter defined) it will not, nor will it permit any of its Affiliates (any such Purchaser together with its Affiliates being hereinafter referred to as a "Purchaser Group") to, directly or indirectly, alone or in concert with any other Person, unless in any such case specifically requested in advance to do so by the Board of Directors of the Company:

                  (a) acquire, offer to acquire, seek to acquire or agree to acquire, including, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the 1934 Act, hereinafter referred to as "13D Group"), (i) any material portion of the assets or business of the Company and its subsidiaries or (ii) any securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities (collectively, "Restricted Securities") if and to the extent that following such acquisition of Restricted Securities, the Purchasers and their Affiliates would, collectively, hold in excess of 9% of the outstanding securities of the Company entitled to vote generally on the election of Directors (which shall include the Securities and the shares of Common Stock into which it is convertible and which shall assume the exercise, conversion or exchange of any Restricted Securities held by the Purchasers and their Affiliates); provided, however, that nothing contained herein shall prohibit any member of a Purchaser Group from acquiring any Restricted Securities (1) upon conversion of the Securities acquired pursuant to this Agreement or otherwise contemplated hereby, (2) as a result of a stock split, stock dividend or similar recapitalization by the Company, (3) as a result of the receipt of the PIK Dividends, or (4) upon the execution of unsolicited buy orders by any member of a Purchaser Group which is a registered broker-dealer for the bona fide accounts of its brokerage customers unaffiliated and not acting in concert with any of the Purchasers or any Affiliates other than such broker-dealer;

                  (b) participate in, or encourage, the formation of any 13D Group which owns or seeks to acquire beneficial ownership of, or otherwise acts in respect of, Restricted Securities, other than any 13D Group which is comprised exclusively of the Purchaser or a Purchaser Group;

                  (c) make, or in any way participate in, directly or indirectly, any "solicitation" of "Proxies" (as such terms are defined or used in Regulation 14A under the 1934 Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act, but whether or not such solicitation is exempt under Rule 14a-2 under the 1934
Act) with respect to the Company, or initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate or propose any stockholder proposal, or seek to advise, encourage or influence any Person with respect to the voting of any securities of the Company , or make any communication exempted from the definition of solicitation by Rule 14a-1(l)(2)(iv) under the 1934 Act; provided, however, that the limitation contained in this clause (c) shall not apply to (i) the election of any director to be elected solely by the holders of Securities pursuant to the Amended Articles of Incorporation, or (ii) efforts by the holders of Conversion Securities to cause the election of the Director representative contemplated by
Section 5.01(iv) of this Agreement;

                  (d) call or seek to have called any meeting of the stockholders of the Company, other than any such action taken by the Purchasers' representative on the Board of Directors of the Company taken in his or her capacity as a director;

                  (e) (i) initiate, solicit, seek or offer to effect, (ii) negotiate with or provide any information to any party with respect to, (iii) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board, or to any director (other than actions taken by the Purchasers' representative on the Board of Directors of the Company, acting in his or her capacity as such, and other than actions taken with respect to a matter approved by the Board of Directors) or to any other legal or beneficial owner of Restricted Securities of the Company with respect to, or
(iv) otherwise make any public announcement, proposal, offer or filing under the 1934 Act, any similar statute or otherwise, or take action to cause the Company to make any such announcement, proposal, offer or filing with respect to any of the following matters which has not been approved by the Board of Directors of the Company: (A) any tender or exchange offer for the Restricted Securities of the Company or its Subsidiaries, (B) any form of business combination or similar transaction involving the Company or any Subsidiary thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the Company's assets, (C) any form of restructuring, recapitalization or similar transaction with respect to the Company or any Subsidiary thereof, including, without limitation, a merger, tender or exchange offer involving the Company or any Subsidiary thereof or liquidation of the Company's assets, (D) any disposition of all or substantially all of the assets of the Company, (E) any request to amend, waive or terminate any of the provisions of this Section 6 or (F) any proposal or other statement inconsistent with the terms of this Agreement;

                  (f) take any action challenging the validity or enforceability of any covenant or agreement contained in this Section 5.02 or Section 6.01; or

                  (g) instigate, advise, assist, encourage or finance (or assist or arrange financing to or for) any Person in connection with any of the foregoing.

          (ii) Except as otherwise expressly prohibited by this Section 6.01, the Purchasers and their Affiliates shall have the full right to exercise the voting and other rights, (a) granted to the Purchasers pursuant to this Agreement and the Amended Articles of Incorporation or (b) in connection with any proposed merger, sale of assets or similar transaction, or tender or exchange offer proposed by any Person who is not part of, and who is not acting in concert with, any Purchaser Group or any of its Affiliates.

         (iii) As used herein, the term "Standstill Period" shall mean the period from the date of this Agreement until the earlier to occur of:

                  (a) the date which is the fifth anniversary of the Closing Date; or

                  (b) the designation of any date as the termination date of the Standstill Period by a majority of the directors of the Company at a duly convened meeting thereof or by all of the directors of the Company by written consent; or

                  (c) the Company's material breach of any of its covenants contained in this Agreement or the Amended Articles of Incorporation; or

                  (d) the Company or any of its Significant Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition not controverted within 10 days, or is not dismissed within 60 days after commencement of the case, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Subsidiaries, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, rehabilitation, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or such Significant Subsidiary, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, which, in the case of a Significant Subsidiary of the Company, ha had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or any order of relief or other order approving any such case or proceeding is entered, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of the Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaris makes a general assignment for the benefit of creditors, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its material debts, generally as they become due, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts generally, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing, which, in the case of a Significant Subsidiary of the Company, has had or would have a Material Adverse Effect; or

                  (e) without any breach by the Purchasers of their covenants contained in Article VI or their covenants contained in Section 5.02, the acquisition by any person or 13D Group (other than members of a Purchaser Group or Affiliates thereof) of Restricted Securities which, if added to the Restricted Securities (if any) already owned by such person or 13D Group, would represent twenty-five percent (25%) or more of the total voting power (including rights to acquire voting power) of the Company's Restricted Securities, or the receipt by such person or 13D Group of the Company's agreement or consent to make such acquisition; or

                  (f) without any breach by the Purchasers of their covenants in
Article VI or their covenants contained in Section 5.02, the commencement of a tender offer for Restricted Securities of the Company by any Person or 13D Group (other than members of a Purchaser Group or Affiliates thereof), which tender offer, if consummated and added to the Restricted Securities (if any) already owned by such Person or 13D Group, would represent twenty-five percent (25%) or more of the total voting power (including rights to acquire voting power) of the Company's Restricted Securities; provided, however, that pursuant to Rule 14d-9 the Board of Directors of the Company has recommended that the holders tender into such tender offer, and provided, further, that Section 6.01 will remain in full force and effect if any such tender offer is withdrawn or terminated or expires without extension; or

                  (g) the date this Agreement is terminated in accordance with its terms, provided the Purchasers have not purchased the Securities.

          (iv) Nothing herein shall be deemed to require the Purchasers or their Affiliates to divest themselves of any Restricted Securities if they own in excess of 9% of the outstanding securities of the Company entitled generally to vote on the election of directors as a result of the Company's repurchase of outstanding Restricted Securities or comparable program which reduces the number of shares outstanding.

          (v) The provisions of this Article VI shall terminate upon consummation of a Change of Control Transaction if the Purchasers and their Affiliates are then in compliance with the terms of this Article VI.

                                  ARTICLE VII

                      CONDITIONS OF PURCHASERS' OBLIGATIONS

          Section 7.01 Conditions of Purchasers' Obligations. The obligations of the Purchasers to purchase and pay for the Securities shall be subject to the accuracy, in all material respects, as of the date of this Agreement and the Closing Date, of the representations and warranties of the Company contained herein and in the certificates of any officer of the Company or any of its subsidiaries pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (i) The Registration Statement shall be effective on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor instituted or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Purchasers. If the filing of a Prospectus, or any supplement thereto, is require pursuant to Rule 424(b), such Prospectus shall have been filed within the manner and within the time period required by the 1933 Act and the 1933 Act Regulations.

         (ii) The Common Stock issuable upon conversion of the Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

         (iii) The Purchasers shall have received the favorable opinion of John
J. Sabl, Executive Vice President, General Counsel and Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchasers, to the effect that:

                  (a) The Company has been duly incorporated and is validly
                      existing as a corporation under the laws of the State of Indiana.

                  (b) The Company has corporate power and authority to own,
                      lease, and operate its properties and to conduct its business as described in the Prospectus.

                  (c) The Company is qualified as a foreign corporation to
                      transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                  (d) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                  (e) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except as set forth in the Prospectus, all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (f) All legally required proceedings in connection with the authorization and valid issuance of the Securities in accordance with this Agreement and the sale of the Securities in accordance with this Agreement and the Prospectus (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid) have been taken, and all legally required orders, consents or other authorizations or approvals of any other public boards or bodies (including, without limitation, any insurance regulatory agency or body) in connection with the authorization and valid issuance of the Securities in accordance with this Agreement and the sale of the Securities in accordance with this Agreement and the Prospectus (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect, except filings which may be required with various state insurance departments or similar governmental authorities, if, by virtue of the issuance of PIK Dividends, the Purchasers and their Affiliates become owners of stock of the Company in excess of amounts specified by such states, generally ten percent (10%) of the shares of Common Stock outstanding or deemed to be outstanding upon conversion of the Securities.

                  (g) The Registration Statement is effective under the 1933
                      Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings therefor have been initiated or threatened by the Commission.

                  (h) The Registration Statement, as of its effective date, and the Prospectus and each amendment or supplement thereto, as of its issue date (in each case, other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (i) Each of the documents incorporated by reference in the
                      Registration Statement or Prospectus, at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable.

                  (j) The Common Stock and the Securities conform in all
                      material respects to the descriptions thereof contained in the Prospectus and the Registration Statement.

                  (k) This Agreement has been duly authorized, executed and
                      delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (l) The issuance and sale of the Securities, in accordance with the provisions of this Agreement, and the issuance of the shares of Common Stock upon conversion of the Securities pursuant to the Amended Articles of Incorporation, have been duly authorized by the Company, and the Securities, when issued and delivered in accordance with the provisions of this Agreement, and the shares of Common Stock issued upon conversion of the Securities pursuant to the Amended Articles of Incorporation, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights; the Securities and the shares of Common Stock issued upon conversion of the Securities have been approved for listing on the NYSE, upon official notice of issuance.

                  (m) The offer of the Securities as contemplated herein and in the Prospectus, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder hav been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, or liens, charges or encumbrances that would not result in a Material Adverse Effect or materially and adversely affect the Company's performance of its obligations under this Agreement) nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties, or operations (except for such violations that would not result in a Material Adverse Effect or materially and adversely affect the Company's performance of its obligations under this Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary.

                  (n) To such counsel's knowledge, there are no statutes
                      required to be described or incorporated by reference in the Registration Statement which are not described or incorporated by reference, and there are no legal or governmental proceedings pending or, to such counsel's knowledge, threatened which are required to be disclosed or incorporated by reference in the Registration Statement, other than those disclosed or incorporated by reference therein.

                  (o) To such counsel's knowledge, there are no contracts,
                      indentures, mortgages, agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; the descriptions thereof or references thereto are true and correct in all material respects.

                  (p) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, the Insurance Licenses) that are material to the Company and its subsidiaries taken as a whole and are necessary to conduct the business now conducted by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Insurance Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Insurance Licenses are valid and in full force and effect, except where the invalidity of such Insurance Licenses or the failure of such Insurance Licenses to be in full force and effect would not result in a Material Adverse Effect or materially and adversely affect the Company's performance of its obligations under this Agreement; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Insurance Licenses which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the Company's performance of its obligations under this Agreement.

                  (q) Neither the Company nor any of its subsidiaries is, and upon the consummation of the transactions contemplated in this Agreement and the application of the net proceeds from the Securities as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         Moreover, such counsel shall confirm that nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement (except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein as to which such counsel need express no opinion), at the time it became effective or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein as to which such counsel need express no opinion), on the date of issue or the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iv) On the Closing Date, the Purchasers shall have received a certificate of the President or a Vice-President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Date, to the effect that:

                  (a) The Registration Statement has been declared effective, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of such officers, threatened by the Commission;

                  (b)   the representations and warranties of the Company in
                        Article III of this Agreement are true and correct as though expressly made at and as of the Closing Date;

                  (c) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                  (d) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

         (v) On the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Purchasers a letter, dated the Closing Date, in form and substance satisfactory to the Purchasers, to the effect set forth in Exhibit A-2.

         (vi) Since the execution of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), no material adverse change shall have occurred in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.

         (vii) The Company and the Purchasers shall have obtained all material authorizations, approvals, consents, registrations or qualifications of or with any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body) required for the issuance and sale of the Securities by the Company to the Purchasers and the performance by the Company of its obligations under this Agreement, except such as may be required under state or foreign securities or Blue Sky laws.

         (viii) Any waiting periods under the HSR Act applicable to the transaction contemplated hereby shall have expired or been terminated.

         (ix) Counsel for the Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities under this Agreement, as herein contemplated, and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities under this Agreement as herein contemplated shall be satisfactory in form and substance to the Purchasers and counsel for the Purchasers.

         Section 7.02 Condition of Company's Obligations. The obligations of the Company to sell and deliver the Securities shall be subject to the accuracy, in all material respects, as of the date of this Agreement and the Closing Date, of the representations and warranties of the Purchasers contained herein, to the performance by the Purchasers of their obligations hereunder, and to the following additional conditions:

         (i) The Registration Statement shall be effective on the Closing Date, and no stop order suspending the effectiveness of that Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefore instituted or threatened by the Commission.

         (ii) The Company and the Purchasers shall have obtained all material authorizations, approvals, consents, registrations or qualifications of or with any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body) required for the issuance and sale of the Securities by the Company to the Purchasers and the performance by the Company of its obligations under this Agreement, except such as may be required under state or foreign securities or Blue Sky laws.

         (iii) Any waiting periods under the HSR Act applicable to the transaction contemplated hereby shall have expired or been terminated.

         (iv) Counsel for the Company shall have been furnished with such documents as they may require in order to evidence the accuracy of any of the representations or warranties of the Purchasers, or the fulfillment of any of the conditions herein contained; and all proceedings by any Purchaser which is an entity in connection with the purchase of Securities under this Agreement as herein contemplated shall be satisfactory in form and substance to the Company and counsel for the Company.


                                  ARTICLE VIII

                                   TERMINATION

         Section 8.01 Termination by the Purchasers. The Purchasers may terminate this Agreement in their absolute discretion at any time prior to the purchase of the Securities, if (i) since the time of execution of this Agreement, there has been any material adverse change, financial or otherwise (other than as disclosed in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and its subsidiaries, considered as one enterprise,
(ii) at the time of such termination, (x) trading in securities on the NYSE, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on any such exchange or market, (y) a banking moratorium shall have been declared either by the United States or New York State authorities, or (z) the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Purchaser's judgment, to make it impracticable to market the Securities in the manner contemplated by this Agreement, or (iii) the Common Stock shall have ceased to be registered under the 1934 Act or listed on the NYSE, or the Commission, the NYSE or the Company shall have initiated proceedings for such deregistration or delisting. Either the Company or the Purchasers may terminate this Agreement if the Closing shall not have occurred by January 31, 2000; provided that no party may terminate under this sentence if the Closing has not occurred because of a material breach by such party of its obligations under this Agreement.

        Section 8.02 Notice of Termination. If the Purchasers elect to terminate this Agreement as provided in Section 8.01, the Purchasers shall notify the Company promptly of such termination. Such termination shall be effective upon the Company's receipt of such notice. Upon such termination, the Purchasers shall not be under any obligation or liability to the Company under this Agreement, and Company shall not be under any obligation or liability under this Agreement (except to the extent provide in Sections 5.01(iii) and 10.02).


                                   ARTICLE IX

                                   DEFINITIONS

         "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Commission under the Exchange Act; provided that in no event shall Putnam Investments, Inc., Freedom Securities Corporation or any entity controlled by either of them be deemed to be Affiliates of the Purchasers.

         "Amended Articles of Incorporation" shall mean the Company's Articles of Incorporation, as amended to include the Designations, Rights and Preferences of Series F Convertible Preferred Stock (the "Designation"), in the form attached hereto as Exhibit A-1.

         "Authorities" shall mean approvals, consents, rights, certificates, orders, franchises, determinations, permissions, licenses, authorities or grants issued, declared, designated or adopted by any nation or government, any federal, state, municipal or other political subdivision thereof or any department, commission, board, bureau, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are not open for the transaction of business.

         "Change of Control Transaction" shall mean the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, or the sale, transfer or other disposition of all or substantially all of the Company's assets; provided the transaction shall not constitute a Change of Control Transaction if its sole purpose is to change the jurisdiction of the Company's incorporation or create a holding company that would be owned substantially in the same proportions by the persons who held the Company's securities immediately before such transaction.

         "Closing" shall have the meaning set forth in section 2.02 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.02 of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company" shall mean Conseco, Inc., an Indiana corporation.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Liens" shall mean any lien, claim, charge, pledge, mortgage, security interest or other encumbrance.

         "Material Adverse Effect" shall mean a material adverse change or development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or results of operations of the Company and its subsidiaries, taken as a whole.

         "Person" shall mean any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity of any kind.

         "PIK Dividends" shall mean securities paid in kind as dividends on securities in accordance with the Company's Amended Articles of Incorporation.

         "Qualified Designee" shall mean a person who, as of the date hereof, is a managing director of the Thomas H. Lee Company (or any person who holds a comparable position in any organization which succeeds to substantially all of the assets or business of the Thomas H. Lee Company), or any other person designated by the Purchasers in accordance with 5.01(iv) and acceptable to the Company.

         "Securities" shall mean the Company's Series F Common-Linked Convertible Preferred Stock, no par value per share.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs, duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any public or governmental taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified-mail, return receipt requested, postage prepaid, or by overnight mail or courier, or delivery service or by telecopy and confirmed by telecopy answer back, addressed as follows:

                  (a)      If to the Company to:

                           Conseco, Inc.
                           11825 North Pennsylvania Street
                           P.O. Box 1911
                           Carmel, Indiana  46032
                           Telephone:  (317) 817-6150
                           Telecopier:  (317) 817-6327
                           Attn:  Stephen Hilbert, Chairman, President & CEO
                           Attn:  John J. Sabl, Esquire, General Counsel

                   (b)     If to the Purchasers to:

                           c/o Thomas H. Lee Company
                           75 State Street
                           Boston, Massachusetts
                           Attn:  David V. Harkins, Senior Managing Director
                           Attn:  Thomas M. Hagerty, Managing Director
                           Telephone:  (617) 227-1050

                           Telecopier:  (617) 227-3514

                           With a copy to:

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, Massachusetts  02110
                           Telephone:  (617) 951-6600
                           Telecopier:  (617) 951-1295
                           Attn:  James Westra, Esquire

or at such other address as may be substituted by notice given as herein provided. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on (a) the date on which personally delivered, with receipt acknowledged, (b) the date on which telecopied and confirmed by telecopy answer back, (c) the next Business Day if delivered by overnight or express mail, courier or delivery service, or (d) three Business Days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         Section 10.02. Fee and Expenses. The Company shall pay all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Purchasers and by the Company in connection with the transactions contemplated by this Agreement; provided, however, that in the event of a termination of this Agreement, each party shall be responsible for its own fees and expenses. At the Closing, the Company shall pay to one or more designees of the Purchasers, in cash, an amount equal to 4% of the aggregate purchase price for the Securities set forth on Schedule I hereto, less the amount paid by the Company on behalf of the Purchasers pursuant to the first sentence of this Section 10.02. At least one full business day prior to the Closing Date the Purchasers shall give notice to the Company specifying an amount (not greater than 2.0% of the purchase price for the Securities set forth in Schedule I hereto) of their expenses that are payable by the Company pursuant to the first sentence of this Section 10.02, and the Company's obligations under such sentence shall be fully satisfied by paying such amount.

         Section 10.03. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company or the Purchasers in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Securities and any disposition thereof for a period ending thirty days following the filing with the Commission of the Company's Annual Report on Form 10-K covering the fiscal year ending December 31, 1999.

         Section 10.04. Entire Agreement. This Agreement, together with the schedules and exhibits hereto which are incorporated by reference herein, represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the Company and the Purchasers holding at least a majority of the Securities and the Conversion Securities (considered together as a single class with the Securities being treated on an as-converted basis for this purpose). Notwithstanding the foregoing, any document which is contemplated to be executed or delivered at Closing in the form attached as an Exhibit hereto may be delivered in substantially the form attached, together with any changes thereto reasonably acceptable to the parties hereto.

         Section 10.05. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any person to whom the Purchaser may assign its right and obligations to purchase Securities and shall inure to the benefit of the parties hereto and, their respective successors and assigns. Notwithstanding the foregoing, no assignee of Securities or Conversion Securities (other than Affiliates of the Purchasers) shall be entitled to the benefit of this Agreement or shall be bound by the provisions of Section 5.02 or Article VI; provided that an assignee in a transaction made in violation of Section 5.02 shall also be bound by the provisions of Section 5.02 and Article VI. Any Affiliate of a Purchaser to whom Securities or Conversion Securities are transferred shall first sign a joinder agreement, in form reasonably acceptable to the Company, by which such Affiliate agrees to be bound by the provisions of this Agreement.

         Section 10.06. Paragraph Headings. The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning or interpretation of the terms or other provisions of this Agreement.

         Section 10.07. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, applicable to contracts to be made, executed, delivered and performed wholly within such state, and in any case, without regard to the conflicts of law principles of such state.

         Section 10.08. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         Section 10.09. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the covenants contained in this Agreement were not performed in all material respects by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to seek an injunction or injunctions to restrain, enjoin and prevent breaches and violations of any of the covenants, contained in this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

         Section 10.10. No Waiver. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         Section 10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

         Section 10.12. Certain Assignment of Rights. Prior to Closing, Investor shall be entitled to assign any of its rights hereunder to any Affiliates of Investor or Investor Company, or any employees thereof, who shall sign a counterpart signature page agreeing to be bound by this Agreement and to be entitled to the rights and obligations hereunder as if it were an initial Purchaser hereunder.

         Section 10.13. Adjustments to Capitalization. All share and per share figures shall be subject to appropriate adjustment reasonably acceptable to the Company and the Purchasers in the event of any stock split, stock dividend or other form of recapitalization affecting the Securities or the Common Stock and effected prior to the Closing Date.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.

                                 CONSECO, INC.


                                 By:/S/ STEPHEN C. HILBERT
                                    -------------------------------------
                                    Name: Stephen C. Hilbert
                                    Title: Chairman, President and
                                           Chief Executive Officer


                                 THOMAS H. LEE EQUITY FUND IV, L.P.

                                 By: THL Equity Advisors IV, LLC, its
                                 General Partner


                                 By:/S/ THOMAS M. HAGERTY
                                    -------------------------------------
                                    Name: Thomas M. Hagerty
                                    Title:   Managing Director

                          SECURITIES PURCHASE AGREEMENT

                                   Schedule I






                           Number of Shares of Series
                                F Common-Linked
                             Convertible Preferred
     Name                    Stock to be Purchased          Purchase Price of Shares
     ----                    ---------------------          ------------------------




Thomas H. Lee Equity
 Fund IV, L.P.                   2,597,403                       $500,000,077.50



TOTALS:                          2,597,403                       $500,000,077.50


                                  Schedule 3.01


                                 Conseco, Inc.
                            Significant Subsidiaries

CIHC, Incorporated
Conseco Life Insurance Company of Texas
Bankers Life Insurance Company of Illinois
Bankers Life and Casualty Company
Conseco Annuity Assurance Company
Wabash Life Insurance Company
Conseco Life Insurance Company
Pioneer Life Insurance Company
Conseco Finance Corp.

                                  Exhibit A-1

                     Designations, Rights and Preferences of
               Series F Common-Linked Convertible Preferred Stock

         The designations, rights, preferences, limitations and restrictions of the shares of Preferred Stock, without par value, to be designated as Series F Common-Linked Convertible Preferred Stock (in addition to those set forth elsewhere in the Corporation's Articles of Incorporation) are hereby fixed as follows.

         Section 1. Designation; Number of Shares; Stated Value. Three Million One Hundred Twenty Thousand (3,120,000) shares of Preferred Stock shall be designated Series F Common-Linked Convertible Preferred Stock (hereinafter referred to as the "Series F Preferred Stock"). Shares of the Series F Preferred Stock shall have a stated value of One Hundred Ninety Two Dollars and Fifty Cents ($192.50) per share.

         Section 2. Dividends.

         (a) The holders of the shares of Series F Preferred Stock shall be entitled to receive per share cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at the time and in an amount not less than the amount declared payable by the Board of Directors per share of Common Stock multiplied by the applicable Conversion Rate, prior to, or at the same time as, any dividend or distribution in cash on shares of Common Stock shall be declared or paid or set apart for payment. The holders of the shares of Series F Preferred Stock also shall be entitled to receive per share dividends and distributions when and as declared by the Board of Directors out of assets legally available therefor, prior to, or at the same time as, any non-cash dividend or distribution (other than a dividend or distribution payable solely in shares of Common Stock) shall be declared or paid on shares of Common Stock, such per share dividend or distribution on each share of Series F Preferred Stock being equal to the dividend or distribution payable per share on Common Stock multiplied by the number of shares of Common Stock into which a share of Series F Preferred Stock is then convertible and payable in the same type of property paid to holders of Common Stock.

         (b) In the event that the per share cash dividends paid to the holders of the shares of Series F Preferred Stock pursuant to Section 2(a) above in any fiscal quarter are less than $1.925, then the holders of the shares of Series F Preferred Stock shall be entitled to receive an additional dividend per share, payable in shares of Series F Preferred Stock, in an amount equal to (A) the difference between (i) $1.925 and (ii) the cash dividend paid in such fiscal quarter pursuant to Section 2(a) above, divided by (B) $192.50, subject to adjustment as provided in the last sentence of Section 2(c) below.

         (c) In-kind dividends on the Series F Preferred Stock shall be declared by the Board of Directors on or prior to the last business day of each fiscal quarter (the term "business day" as used herein shall mean any day other than a Saturday, Sunday or legal holiday) and payable on the first day of the next fiscal quarter, commencing January 3,

2000 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if any such Dividend Payment Date is not a business day, then such dividend shall be payable on the first immediately succeeding calendar day which is a business day to holders of record as they appear on the books of the Corporation on the last business day of the fiscal quarter immediately preceding such Dividend Payment Date or such other date as may be determined by the Board of Directors. In-kind dividend payments shall be rounded to the nearest 1/100th of a share of Series F Preferred Stock or if there is no nearest 1/100th to the next highest 1/100th of a share. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends payable on the Series F Preferred Stock for the initial dividend period and for any period less than a full fiscal quarter shall be prorated based on the number of days such Series F Preferred Stock is outstanding during such quarter, and computed on the basis of a 90 day quarter; provided that any share of Series F Preferred Stock issued as part of an in-kind dividend on the first business day of a fiscal quarter shall be deemed for purposes of calculating dividends to be outstanding for the full fiscal quarter whether or not such day of issuance was the first day of such fiscal quarter.

         (d) Dividends on the Series F Preferred Stock shall be cumulative and shall accrue from and after the date of issuance, whether or not declared by the Board of Directors.

         (e) No dividend may be declared on any other class or series of stock ranking on a parity with the Series F Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series F Preferred Stock like dividends ratably in proportion to the respective annual dividend rates fixed therefor.

         Section 3. Conversion.

         (a) Each issued and outstanding share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into fully paid and nonassessable shares of Common Stock at a rate of ten (10) shares of Common Stock for each share of Series F Preferred Stock (the "Conversion Rate"), subject to adjustment as set forth below.

         (b) In order for a holder to convert shares of Series F Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series F Preferred Stock, at the office of the transfer agent for the Series F Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series F Preferre Stock represented by such number of the shares of the Series F Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and the number of shares of Series F Preferred Stock to be converted.
If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or such holder's attorney duly authorized in writing accompanied by the payment of any applicable transfer taxes. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date") and the conversion shall be deemed effective as of the close of business on the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series F Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

         (c) The Corporation may require that shares of Series F Preferred Stock be converted (a "Mandatory Conversion Event") as follows:

                (i) On or after June 15, 2001 and prior to December 15, 2002, any holder wishing to transfer shares of Series F Preferred Stock shall give the Secretary of the Corporation prior written notice of such proposed transfer at least five business days before the date of such proposed transfer, and upon receipt of a notice of proposed transfer from a holder of shares of Series F Preferred Stock, if the Closing Price per share of the Corporation's Common Stock is $55.00 or greater for any period of 20 consecutive trading days within the 45 trading days preceding the receipt of such notice, the Corporation may, within 15 business days following receipt of such notice, convert any or all of the outstanding shares of Series F Preferred Stock covered by such notice into fully paid and nonassessable shares of Common Stock at the Conversion Rate;

                (ii) On or after December 15, 2002, if the Closing Price per share of the Corporation's Common Stock is $55.00 or greater for 20 consecutive trading days, the Corporation may, within 15 business days following such 20th consecutive trading day, convert any or all of the outstanding shares of Series F Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Rate;

                (iii) The term "Closing Price" on any day shall mean the last reported sales price on such day or, in case no such sale takes place on such day, the average of the reported closing high and low quotations, in each case on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal national securities market or quotation system on which the Common Stock is then traded or quoted, or, if the Common

                       Stock is then not so traded or quoted, on th Nasdaq National Market, or, if the Common Stock is not listed on the Nasdaq National Market, the average of the high bid and low-asked quotations of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if no such quotations are available, the fair market value of the Common Stock as determined by any New York Stock Exchange member firm selected from time to time by the Board of Directors for such purpose.

         (d) In the event the Corporation elects to exercise its conversion rights pursuant to Section 3(c) above, then the Corporation shall notify by mail all applicable holders of the Series F Preferred Stock of such election, who shall in turn within ten days after receipt of such notice, surrender such holder's certificates evidencing such shares being converted at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled t receive certificates evidencing the number of shares of Common Stock into which such shares of Series F Preferred Stock are converted, together with cash in lieu of any fraction of a share. On the date of mailing by the Corporation of the notice of the Mandatory Conversion Event, each holder of record of shares of Series F Preferred Stock being converted shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series F Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series F Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

         (e) The Conversion Rate shall be subject to adjustment from time to time as provided below in this section (e).

                (i) If the Corporation shall, after the first date any shares of Series F Preferred Stock are issued:

                       (A) pay a stock dividend or make a distribution with respect to its Common Stock in shares of such Common Stock,

                       (B) subdivide or split its outstanding Common Stock into a greater number of shares,

                       (C) combine its outstanding shares of Common Stock into a smaller number of shares, or

                       (D) issue by reclassification of its shares of Common Stock any shares of common stock of the Corporation, then, in any such event, the Conversion Rate in effect immediately prior to such event shall be adjusted so that the holder of any shares of Series F Preferred Stock shall thereafter be entitled to receive, upon conversion, the number of shares of Common Stock of the Corporation which such holder would have owned or been entitled to receive immediately following any event described above had such shares of Series F Preferred Stock been converted immediately prior to such event o any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively.

                (ii) The Corporation shall also be entitled to make upward adjustments in the Conversion Rate, as it in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to
                       Section 305 of the Internal Revenue Code of 1986, as amended made by the Corporation to its stockholders after the first date any shares of Series F Preferred Stock are issued shall not be taxable.

                (iii) In any case in which subsection 3(e) shall require that an adjustment become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to subsection 3(a) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted shares of Series F Preferred Stock the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection 3(h).

                (iv) All adjustments to the Conversion Rate shall be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subsection (iv) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (f) Adjustment for Consolidation or Merger. In case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another entity of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another entity (other than in connection with a merger or acquisition), proper provision shall be made so that each share of Series F Preferred Stock shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of Series F Preferred Stock migh have been converted immediately prior to consummation of such transaction, and (ii) conversion on a Mandatory Conversion Event into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of Series F Preferred Stock would have converted if the conversion on a Mandatory Conversion Event had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of Series F Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date). The kind and amount of securities into or for which the shares of Series F Preferred Stock shall be convertible after consummation of such transaction shall be subject to adjustment as described in the immediately preceding paragraph following the date of consummation of such transaction.

         For purposes of the immediately preceding paragraph and subsection 3(h)
(iii), any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of this Corporation as an entirety or substantially as an entirety.

         (g) Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall:

                (i) forthwith compute the adjusted Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of Series F Preferred Stock and the Common Stock; and

                (ii) mail a notice to the holders of the outstanding shares of Series F Preferred Stock stating that the Conversion Rate had been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Conversion Rate, such notice to be mailed within 45 days of the end of the fiscal quarter during which the facts requiring such adjustment occurred.

         (h) Notices. In case, at any time while any of the shares of Series F Preferred Stock are outstanding,

                (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends; or

                (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

                (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety; or

                (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series F Preferred Stock, and shall cause to be mailed to the holders of shares of Series F Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subsection (h) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

         (i) All certificates evidencing shares of Series F Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof, from and after the date such certificates are so required to be surrendered shall represent the shares of Common Stock into which the shares of Series F Preferred Stock previously represented thereby shall have been converted for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation from time to time thereafter shall take appropriate action to reduce the authorized Series F Preferred Stock accordingly.

         (j) No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Closing Price of the Common Stock on the date of conversion.

         (k) The Corporation shall at all times when the Series F Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series F Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series F Preferred Stock.

         (l) All shares of Series F Preferred Stock surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the conversion date (except only the right of the holders thereof to receive shares of Common Stock in exchange therefor), and any shares of Series F Preferred Stock s converted shall be retired and canceled by the Corporation.

         (m) All dollar amounts set forth herein shall be subject to equitable adjustment whenever there shall occur a stock split, subdivision, combination, reclassification, dividend (other than regular cash dividend), issuance of rights or warrants to holders of stock to purchase shares of stock, consolidation, merger, or sale or transfer of the property of the Corporation as an entirety or substantially as an entirety or other similar event. Any such adjustment shall be made by the Board of Directors of the Corporation (whose determination shall be conclusive, final and binding). Promptly after the making of any such adjustment, the Corporation shall send notice thereof to the holders of Series F Preferred Stock and to the transfer agent for the Series F Preferred Stock.

         Section 4. Voting.

         (a) For so long as 50% of the shares of Series F Preferred Stock originally issued shall remain issued and outstanding and owned by the original purchasers or their Affiliates (as defined below), the holders of the outstanding shares of Series F Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director of the Corporation, who shall be a Qualified Designee (as defined below), upon the initial issuance of the Series F Preferred Stock and at each subsequent annual meeting of shareholders at which the term of office of such director expires. The initial director of the Corporation to be elected by the holders of shares of Series F Preferred Stock shall be David V. Harkins, and each initial purchaser of shares of Series F Preferred Stock from the Corporation, by such purchase, consents to such election without a separate meeting of the holders of the Series F Preferred Stock. At meetings for election of such director, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Series F Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of such director. At meetings for election of such director or adjournments thereof, (1) the absence of a quorum of Series F Preferred Stock holders shall not prevent the election of the directors to be elected otherwise than pursuant to this subsection (a), and the absence of a quorum of the holders of stock other than holders of Series F Preferred Stock shall not prevent the election of the director to be elected pursuant to this subsection (b), and (2) in the absence of such quorum either of holders of Series F Preferred Stock or of holders of stock other than Series F Preferred Stock, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have a power to adjourn the meeting for the election of directors whom they are entitled to elect, from time t time without notice other than annoucement at the meeting, until a quorum shall be present, but shall not have the power to adjourn the meeting for the election of directors for which a quorum exists. Upon the vesting of such right of the holders of Series F Preferred Stock to elect one director, the maximum authorized number of members of the Board of Directors shall automatically be increased by one and the one vacancy so created shall be filled by vote of the holders of the outstanding shares of Series F Preferred Stock as herein set forth. The right of the holders of Series F Preferred Stock, voting separately as a class, to elect a member of the Board of Directors of the Corporation as aforesaid shall continue until such time as 50% of the shares of Series F Preferred Stock originally issued no longer remain issued and outstanding and owned by the original purchasers or their Affiliates, at which time such right shall immediately terminate, except as herein or by law expressly provided.

         For the purposes of this Section 4(a), "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that in no event shall Putnam Investments, Inc., Freedom Securities Corporation or any entity controlled by either of them be deemed to be Affiliates of any holder of Series F Preferred Stock that is owned by an initial purchaser from the Corporation of such shares; and "Qualified Designee" shall mean a person who as of November 29, 1999, was a managing director of the Thomas H. Lee Company (or any person who holds a comparable position in any organization which succeeds to substantially all of the assets or business of the Thomas

H. Lee Company), or any other person designated by the holders of the Series F Preferred Stock and acceptable to the Corporation.

         For the purposes of this Section 4(a), an initial purchaser or Affiliate shall not be deemed to own shares of Series F Preferred Stock if, by virtue of having created a hedge, entered into a derivative transaction or entered into another financial transaction with respect to securities of the Corporation (whether or not the particular securities which are the subject of such transaction are owned by such purchaser or its Affiliate)(collectively, a "Hedge Transaction"), such purchaser or Affiliate shall no longer have all material benefits and risks of ownership of such security.

         Each purchaser of Series F Preferred Stock from the Corporation and each Affiliate of such purchaser that acquires shares from such purchaser agrees by the receipt of such shares that, if such purchaser or Affiliate transfers such Series F Preferred Stock, or any other transaction occurs (including, without limitation, a Hedge Transaction) that results in such purchaser or Affiliate not being deemed to be the owner of such Series F Preferred Stock for purposes of this Section 4(a), it shall give notice thereof to the Secretary of the Corporation at its principal office not later than five business days after the happening of such transfer, transaction or event.

         The director elected by the holders of the shares of Series F Preferred Stock shall continue to serve as such director until such time as fewer than 50% of the shares of Series F Preferred Stock originally issued remain issued and outstanding and owned by the original purchasers or their Affiliates, at which time the term of office of any person elected as director by the holders of shares of Series F Preferred stock shall immediately terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. If the office of any director elected by the holders of Series F Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the holders of Series F Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

         (b) The shares of the Series F Preferred Stock shall have the right to vote on an as-converted basis, as a single class of securities together with all other classes entitled to vote thereon, on all other matters which from time to time may be brought for action by the Shareholders of the Company; provided, however, that for so long as the holders of the Series F Preferred Stock have the exclusive right, voting as a class, to elect a director of the Corporation, the shares of the Series F Preferred Stock shall not be entitled to vote for the election of other directors of the Corporation.

         (c) For as long as any shares of Series F Preferred Stock remain outstanding, the affirmative consent of the holders of at least a majority thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the shareholders called for such purpose, shall be necessary to amend, alter or repeal any of the provisions of the Articles of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of the shares of

Series F Preferred Stock then outstanding, except as otherwise provided by the Articles of Incorporation, as amended.

         Section 5. Liquidation Rights.

         (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series F Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Series E Preferred Stock, the Common Stock or any other class or series of stock ranking junior to the Series F Preferred Stock upon liquidation, dissolution or winding-up, the greater amount of (i) $192.50 per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, and (ii) the amount the holder would have received upon such final distribution, if the shares of Series F Preferred Stock had been converted into shares of Common Stock pursuant to Section 3 of this Article. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series F Preferred Stock and any other class or series of Preferred Stock ranking on a parity with the Series F Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

         (b) For the purposes of this Section 5, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

                (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation; or

                (ii) the consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger).

         Section 6. No Purchase, Retirement or Sinking Fund. The shares of the Series F Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

         Section 7. Status. Shares of the Series F Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the Indiana Business Corporation Law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of a new series of

Preferred Stock to be established by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

         Section 8. Priority. The Common Stock and the Series E Preferred Stock of the Corporation shall each rank junior to the Series F Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding-up.

         Section 9. Relative Rights of Series F Preferred Stock. So long as any of the Series F Preferred Stock is outstanding, the Corporation will not declare, or pay, or set apart for payment, any dividends (other than dividends or distributions payable in stock ranking junior to the Series F Preferred Stock as to dividends or upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior t the Series F Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up, and will not redeem, purchase or otherwise acquire any shares of any such junior class or setting apart for payment, distribution, redemption, purchase or acquisition if the Corporation shall be in default with respect to any dividend payable on any shares of Series F Preferred Stock.

         Section 10. Issuance of Additional Shares. Notwithstanding the foregoing, the Board of Directors of the Corporation may authorize additional shares of the Series F Preferred Stock and amend the Articles of Incorporation without approval of the holders of the Series F Preferred Stock or any other class of stock then outstanding, at any time and from time to time, solely for the purpose of issuing such shares as in-kind dividends to the holders of shares of Series F Preferred Stock pursuant to Section 2(b) hereof.

                                   Exhibit A-2

                     Form of Independent Accountant's Report
                       on Applying Agreed Upon Procedures


[Closing Date]


Thomas H. Lee Equity Fund IV, L.P.
c/o Thomas H. Lee Company
75 State Street
Boston, Massachusetts 02109


Dear Sirs:

We have audited the following financial statements of Conseco, Inc. and subsidiaries (the "Company") which are incorporated by reference in the registration statement (No. 333-83465) on Form S-3, as amended on September 30, 1999, and as supplemented by the prospectus supplement dated November xx, 1999 filed by the Company under the Securities Act of 1933, as amended (the "Act") (our reports with respect thereto are also incorporated by reference in that registration statement): the consolidated balance sheets of the Company as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, and the related financial statement schedules, all included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 except we did not audit the consolidated financial statements of Conseco Finance Corp. ("Conseco Finance", formerly Green Tree Financial Corporation prior to its name change in November 1999) and subsidiaries as of and for the years ended December 31, 1997 and 1996, which statements reflect total assets of 11 percent as of December 31, 1997 and total revenues of 16 percent and 19 percent for the years ended December 31, 1997 and 1996, respectively, of the related consolidated financial statement totals (those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Conseco Finance, is based solely on the report of the other auditors). The prospectus contained in such registration statement constitutes a combined prospectus that also relates to $545,000,000 of unsold securities previously registered in the Company's registration statement (No. 333-56611). The registration statement including such combined prospectus, supplemented by the prospectus supplement dated November xx, 1999, is herein referred to as the "Registration Statement."

We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the "SEC").

We have not audited any consolidated financial statements of the Company as of any date or for any period subsequent to December 31, 1998; although we have conducted audits as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, the purpose (and therefore the scope) of the audits was to enable us to express our opinion on the consolidated financial statements as of and for the periods indicated, but not on the consolidated financial statements for any interim period within the periods indicated. Therefore, we are unable to and do not express any opinion on: (i) the unaudited consolidated balance sheet as of March 31, 1999, and the unaudited consolidated statements of operations, shareholders' equity and cash flows for the three-month periods ended March 31, 1999 and 1998, included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, incorporated by reference in the Registration Statement; (ii) the unaudited consolidated balance sheet as of June 30, 1999, and the unaudited consolidated statements of operations, shareholders' equity and cash flows for the three and six-month periods ended June 30, 1999 and 1998, included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999, incorporated by reference in the Registration Statement; (iii) the unaudited consolidated balance sheet as of September 30, 1999, and the unaudited consolidated statements of operations, shareholders' equity and cash flows for the three and nine-month periods ended September 30, 1999 and 1998, included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999, incorporated by reference in the Registration Statement; or (iv) the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 1998.

   1. At your request, we have read the 1999 minutes of the meetings of the shareholders, Board of Directors, Executive Committee, Investment Committee, and Audit Committee of the Company as set forth in the minute books through November xx, 1999, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein. We also have carried out the following procedures:

         a. With respect to the three-month periods ended March 31, 1999 and 1998; the three and six-month periods ended June 30, 1999 and 1998; and the three and nine-month periods ended September 30, 1999 and 1998; we have -

                   (i) Performed the procedures (completed November 14, 1999 with respect to the September 30, 1999 periods; completed August 13, 1999 with respect to the June 30, 1999 periods; completed May 14, 1999 with respect to the March 31, 1999 periods) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

                 (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 1.a.(I) comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as it applies to the Form 10-Q and the related rules and regulations, adopted by the SEC, thereunder. Those officials stated that the unaudited

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


                         consolidated financial statements referred to in 1.a.(I) comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as it applies to the Form 10-Q and the related rules and regulations, adopted by the SEC, thereunder.

         b. With respect to the period from October 1, 1999 to November xx, 1999, we have not read any unaudited consolidated financial statements of the Company, as officials of the Company have advised us that no such consolidated financial statements as of any date or for any period subsequent to September 30, 1999 were available.

   2. As mentioned in 1.b., Company officials have advised us that no consolidated financial statements of the Company as of any date or for any period subsequent to September 30, 1999, are available; accordingly, the procedures carried out by us with respect to changes in consolidated financial statement items after September 30, 1999 have, of necessity, been even more limited than those with respect to the periods referred to in 1.a. We have inquired of certain Company officials who have responsibility for financial and accounting matters whether (a) at November xx, 1999, there was any increase in consolidated long- term debt, or any decrease in consolidated total assets or shareholders' equity as compared with amounts shown on the Company's September 30, 1999 unaudited consolidated balance sheet incorporated by reference in the Registration Statement, or (b) for the period from October 1, 1999 to November xx, 1999, there was any decrease, as compared with the corresponding period in the preceding year, in the total amounts of consolidated revenues excluding net investment gains, net income, earnings applicable to common stock or net income per diluted common share. On the basis of these inquiries and our reading of the minutes, as described in 1. above, the items summarized in the following three paragraphs were noted.

         In October 1999, the Company issued $450.0 million of 8.5 percent notes due 2002 and $550.0 million of 9.0 percent notes due 2006. The officials referred to above stated that the net proceeds from the sale of the notes were used to repay other outstanding consolidated notes payable.

         On September 8, 1999, the Company announced that they would no longer structure the securitizations of loans that they originate in a manner that results in gain-on-sale revenues. As disclosed in the Company's September 30, 1999 unaudited consolidated financial statements, and as stated by the Company officials referred to above, the Company's reported earnings and revenues under the portfolio method used for future securitizations will be lower in the period each loan is securitized compared to the method previously used. Accordingly, the officials referred to above stated that for the period from October 1, 1999 to November xx, 1999, there was a decrease, as compared with the corresponding period in the preceding year, in the total amounts of consolidated revenues excluding net investment gains, net income, earnings applicable to common stock and net income per diluted common share.

         The officials referred to the above stated that at November xx, 1999, there was no decrease in consolidated total assets or shareholders' equity as compared with amounts shown on the Company's September 30, 1999 unaudited consolidated balance sheet.

   3. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those items marked on the attached copies of the documents incorporated by reference in the Registration Statement, and accordingly, we express no opinion thereon.

   4. However, at your request, we have also read the items identified by you on the attached documents incorporated by reference in the Registration Statement, and have performed the following procedures, which were applied as indicated with respect to the letters and symbols explained below:

         (A) We compared the amount (or percentage, as applicable) to a schedule or report prepared by Company management utilizing data obtained or derived from the Company's accounting records and found the amount, as rounded, to be in agreement. With respect to the data included in the schedule or report which was obtained or derived from the underlying accounting records, we compared the data to such records and found such data to be in agreement. Where applicable, we recomputed the amount (or percentage, as applicable) and found such amount (or percentage, as applicable) to be mathematically correct.

         (B) We compared the amount, as rounded, to a schedule prepared by Company management utilizing amounts obtained or derived from the unaudited statutory- basis financial statements or Convention Blank Statements of the Company's life insurance subsidiaries and found such amount to be in agreement. We compared the amounts included in the schedule (as appropriate) to the unaudited statutory- basis financial statements or Convention Blank Statements and found them to be in agreement.

         (C) We compared the amount, as rounded, to the unaudited consolidated financial statements included in the Company's Form 10-Q for the quarters ended September 30, 1999 and 1998, June 30, 1999 and 1998, and March 31, 1999 and 1998, and found such amount to be in agreement, as rounded.


         (D) We compared the amount (or percentage, as applicable), as rounded, to the corresponding amount included in the Company's audited consolidated financial statements (including accompanying notes) or audited financial statement schedules for the periods indicated and found such amount to be in agreement. Certain share and per-share amounts from prior periods were restated to reflect the two-for-one stock splits on February 11, 1997 and April 1, 1996.

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



         (E) We compared operating earnings and operating earnings per diluted common share to corresponding amounts shown on a schedule prepared by Company management utilizing data obtained or derived from the Company's accounting records and found them to be in agreement after giving effect to rounding and derived in a manner consistent with the descriptions summarized in the paragraph which follows. In the case of Conseco Finance, we agreed amounts used in the calculation to the Form 10-K of Conseco Finance for the year ended December 31, 1997.

                  The Company computes operating earnings as income before extraordinary charge, excluding net investment gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and nonrecurring and impairment charges (net of income taxes). The Company computed operating earnings per diluted common share by dividing operating earnings by average diluted shares outstanding. We make no comments regarding the Company's method of computation.

         (F) We compared book value per common share outstanding, book value per common share outstanding excluding unrealized appreciation (depreciation) of fixed maturity securities, and book value per common share outstanding excluding accumulated other comprehensive income (loss) to a schedule prepared by Company management utilizing amounts obtained or derived from accounting records of the Company and found such amount to be derived in a manner consistent with the descriptions summarized in the paragraph which follows. In the case of Conseco Finance, we agreed amounts used in the calculation to the Form 10-K of Conseco Finance for the year ended December 31, 1997.

                  The Company computed book value per common share outstanding at period end by dividing common shareholders' equity by shares outstanding at period end. The Company computed book value per common share outstanding, excluding unrealized appreciation (depreciation) of fixed maturity securities by dividing common shareholders' equity excluding unrealized appreciation (depreciation) of fixed maturity securities by shares outstanding at period end. The Company computed book value per common share outstanding, excluding accumulated other comprehensive income (loss) by dividing common shareholders' equity excluding accumulated other comprehensive income (loss) by shares outstanding at period end. We make no comments regarding the Company's method of computation.

         (G) With respect to the rating agency ratios, we compared the ratio of debt to total capital and the ratio of debt and Company-obligated mandatorily redeemable preferred securities of subsidiary trusts to total capital to a schedule prepared by Company management utilizing amounts obtained or derived from accounting records of the Company and found such amount to be derived in a manner consistent with the descriptions summarized in the paragraph which follows. In the case of Conseco Finance, we agreed amounts used in the calculation to the Form 10-K of Conseco Finance for the year ended December 31, 1997.

                  The Company computed the ratio of debt to total capital by dividing the sum of notes payable and commercial paper (which are reduced by cash and investments held by non-life companies other than finance companies and which exclude debt of the finance segment used to fund finance receivables) by the sum of notes payable and commercial paper (which are reduced by cash and investments held by non-life companies other than finance companies and which exclude debt of the finance segment used to fund finance receivables), Company-obligated mandatorily redeemable preferred securities of subsidiary trusts, minority interest in the common and preferred stock of consolidated subsidiaries and shareholders' equity excluding accumulated other comprehensive income (loss). The Company computed the ratio of debt and Company-obligated mandatorily redeemable preferred securities of subsidiary trusts to total capital by dividing the sum of the par value of notes payable and commercial paper (which are reduced by cash and investments held by non-life companies other than finance companies and which exclude debt of the finance segment used to fund finance receivables) and the liquidation value of Company-obligated mandatorily redeemable preferred securities of subsidiary trusts (which is reduced by the assumed purchase of common stock under purchase contracts and amounts related to Redeemable Hybrid Income Overnight Shares ("RHINOS")), by the sum of the par value of notes payable and commercial paper (which are reduced by cash and investments held by non-life companies other than finance companies and which exclude debt of the finance segment used to fund finance receivables), the liquidation value of Company-obligated mandatorily redeemable preferred securities of subsidiary trusts (which is reduced by the assumed purchase of common stock under purchase contracts and amounts related to RHINOS), minority interest in the common and preferred stock of consolidated subsidiaries, the value associated with the assumed purchase of common stock under purchase contracts, the value associated with the assumed issuance of $250 million of common stock (beginning September 30, 1999) and shareholders' equity excluding accumulated other comprehensive income (loss). We make no comments regarding the Company's method of computation.

         (H) We compared the amount (or percentage, as applicable) to a schedule or report prepared by Company management utilizing data obtained or derived from a combination of the Company's accounting records and the Form 10-K of Conseco Finance for the year ended December 31, 1997 or the Form 10-Q of Conseco Finance for the quarterly period ended March 31, 1998. With respect to the data included in the schedule or report which was obtained or derived from the underlying accounting records of the Company, we compared the data to such records and found such data to be in agreement. Where applicable, we recomputed the amount (or percentage, as applicable) and found such amount (or percentage, as applicable) to be mathematically correct.

         R/C Recomputed from information provided in the documents incorporated by reference in the Registration Statement and found such amount or percentage, as applicable, to be mathematically correct (with rounding).

         T/B We compared the amount to or derived the amount from a trial balance prepared by the Company management and found it to be in agreement (with rounding).

         ff We summarized the appropriate items into sub-totals and totals or cross-footed amounts and found them to be mathematically correct.

   5. It should be understood that we have no responsibility for establishing (and did not establish) the scope and nature of the procedures enumerated in paragraphs 1 through 4 above; rather, the procedures enumerated therein are those the requesting party asked us to perform. Accordingly we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 4. above; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages addressed in paragraph 4. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and documents incorporated by reference therein and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted. This letter relates only to the financial statement items specified above and does not extend to any financial statements of the Company taken as a whole.

   6. The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Had we performed additional procedures other matters might have come to our attention that would have been reported to you.

   7. These procedures should not be taken to supplant any additional inquires or procedures that you would undertake in your consideration of the proposed offering.

   8. This letter is solely for your information, and to assist you in conducting and documenting your investigation of the affairs of the Company, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

   9. We have no responsibility to update this letter for events and circumstances occurring after November xx, 1999.


Very truly yours,





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